Thomas F. Reich
Vice President - Finance
Tel. 203-363-7963
Cell 201-787-3462
Email treich@nobleamericas com

noble americas
A member of the Noble Group

March 29, 2006

Mr H. Richard Jarboe
Gateway Ethanol, LLC
c/o SNB Associates
307 S. Main Street
Pratt, Kansas 67124

Subject: Debt Service Reserve Letter of Credit

Dear Richard:

This Letter Agreement sets forth the agreement between Noble Americas Corp. ("Noble") and Gateway Ethanol, LLC ("Gateway") regarding the Supporting Letter of Credit to be provided by Noble (or an affiliate thereof) and issued for the benefit of the Lender pursuant to Loan and Security Agreement ("Loan Agreement") dated as of the date hereof between Gateway, as the Borrower thereunder, and Dougherty Funding LLC as the Lender thereunder Terms not defined herein have the meaning designated in the Loan Agreement.

In consideration of Noble providing and/or causing the issuance of the Supporting Letter of Credit to Lender under the Loan Agreement, the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Noble and Gateway hereby agree as follows:

1. Noble agrees to provide and/or cause to be issued for the benefit of the Lender, the Supporting Letter of Credit, pursuant to and in accordance with the terms and conditions of the Loan Agreement.

2. If a drawing(s) is made on the Supporting Letter of Credit, repayment of such drawing(s) shall be considered to be a subordinated debt obligation of Gateway to Noble, fully subordinated to the Loan, and the amount of such drawing shall be payable by Gateway to Noble as and when permitted under the Loan Agreement but in any event prior to the payment of any Distributions (except Tax Distributions) and prior to the repayment of any principal on the Subordinated Loan and prior to the repayment of any Debt (except for the Loan and except for operating expenses, including payments for Capitalized Expenditures, Capitalized Lease Obligations, and Equipment Leases to the

Thomas F. Reich
Vice President - Finance
Tel. 203-363-7963
Cell 201-787-3462
Email: treich@nobleamericas com

noble americas
A member of the Noble Group

extent permitted by the Loan Agreement, incurred in connection with construction and the ordinary course of operation of the ethanol plant).

3 If any drawing is made upon the Supporting Letter of Credit, no reimbursement or payment may be made to any party liable to the issuer of the Supporting Letter of Credit for reimbursement of the draw or any account obligor thereon except out of then available Project Free Cash Flow (as defined in the Loan Agreement) and then only if in the calendar quarter in which reimbursement is to be made (i) all payments of Debt required to be paid under the Loan Agreement are current and paid, (ii) the amount on deposit in the Debt Service Reserve Account is the lesser of (a) $4,150,000, and (b) the amount then required to be funded in said Debt Service Reserve Account pursuant to the Loan Agreement; and (iii) to the extent then required under Section 2.6(c) of the Loan Agreement, 25% of Project Free Cash Flow is applied to prepayment of the Principal Balance of the Loan in accordance with said Section 2.6 (c) thereof.

4. As compensation to Noble for its obligations to provide and/or cause the issuance of the Supporting Letter of Credit, Gateway shall pay Noble the following:

   A. A fee equal to 6% of the stated credit amount thereof (initially $3,250,000, letter of credit amount plus $40,000 letter of credit issuance fee) per annum, payable from net proceeds realized as soon as the plant is operational and thereafter on each 1-year anniversary date of such Supporting Letter of Credit

   B. If a drawing is made on the Supporting Letter of Credit, interest shall accrue on the amount of the drawing at the annual rate of one-month Libor plus 4%, and shall be payable by Gateway to Noble as and when permitted under the Loan Agreement but in any event prior to the payment of any Distributions and prior to the repayment of any principal on the Subordinated Loan and prior to the repayment of any Debt (except for the Loan and except for operating expenses, including payment for Capitalized Expenditures, Capitalized Lease Obligations and Equipment Leases to the extent permitted by the Loan Agreement, incurred in connection with construction and the ordinary course of operation of the ethanol plant).

Thomas F. Reich
Vice President - Finance
Tel. 203-363-7963
Cell. 201-787-3462
Email treich@nobleamericas.com

noble americas
A member of the Noble Group

So long as the Supporting Letter of Credit remains issued and outstanding, Gateway agrees that it shall not enter into any amendment to the Loan Agreement which may, directly or indirectly, alter, amend or terminate the obligations of Gateway hereunder or in any way have the effect of altering, modifying or terminating the rights, or increasing the obligations, of Noble hereunder or under the Loan Agreement, or refinance the Loan without retiring the Supporting Letter of Credit and releasing Noble of its obligations in respect of said Supporting Letter of Credit.

This Letter Agreement may be executed in multiple counterparts by facsimile transmission. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to its conflicts of law rules. Each of the parties hereto agrees to submit to the exclusive jurisdiction of all Federal and New York State courts located in the City of New York solely for any legal proceeding arising from this Agreement and consents that personal jurisdiction may be obtained over such party by mailing a summons by registered mail or certified mail, return receipt requested, within or without such court's jurisdiction, or by personal service, provided a reasonable time for appearance is allowed.

This Letter Agreement has been executed as of March29, 2006.

Noble Americas Corp.

By:____________________
Thomas F. Reich
Title: Vice President

Gateway Ethanol, LLC

By:____________________
H Richard Jarboe
Title: President